Exhibit 10.4

THE ALLSTATE CORPORATION
2001 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT

[Addressee]

    In accordance with the terms of The Allstate Corporation 2001 Equity Incentive Plan (the "Plan"), pursuant to action of the Compensation and Succession Committee of the Board of Directors, The Allstate Corporation hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Option Award Agreement (including Annex A hereto and all documents incorporated herein by reference) the right and option (the "Option") to purchase from the Company the number of shares of its common stock, par value $.01 per share, set forth below:

Type of Option Granted:	Nonqualified
Number of Shares to which Option
Pertains:	XXXXXX
Date of Grant:	May 15, 2001
Option Exercise Price:	$ , which is the Fair Market Value on the Date of Grant
Vesting:
Four equal installments, each for one-quarter of the total number of said shares, such installments to vest, respectively, on May 15, 2002, May 15, 2003, May 15, 2004 and May 15, 2005 (subject to Sections 2 and 4 of Annex A)
Expiration Date:	Close of business on May 15, 2011
Exercise Period:	Date of Vesting through Expiration Date (subject to Section 2 of Annex A)
Reload Options:	Reload Options are granted on the Option exercise for the number of shares of Stock tendered in payment of the Option Exercise Price

THIS OPTION IS SUBJECT TO FORFEITURE AS PROVIDED IN THIS OPTION AWARD AGREEMENT AND THE PLAN.

    Further terms and conditions of the Award are set forth in Annex A, which is an integral part of this Option Award Agreement.

    All terms, provisions and conditions applicable to the Awards set forth in the Plan and not set forth herein are hereby incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern. By accepting this Award, the Participant hereby acknowledges the receipt of a copy of this Option Award Agreement including Annex A and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereof.

Edward M. Liddy Chairman, President and Chief Executive Officer THE ALLSTATE CORPORATION

PARTICIPANT AGREEMENT AND ACCEPTANCE

    As consideration for the grant of the Option subject to this Option Award Agreement and the grant of all future Awards, notwithstanding the provisions of Section 2.3 of my Change of Control Employment Agreement ("COC Agreement"), I agree that upon a Change of Control as defined in my COC Agreement all Options or Restricted Stock shall, to the extent not previously exercisable or nonforfeitable, become fully exercisable or non-forfeitable, as applicable, upon the consummation, rather than upon stockholder approval, of a Change of Control as defined in Section 1.23(c) of my COC Agreement. I hereby waive any right that might otherwise exist under such Section 2.3 of my COC Agreement to accelerated vesting or nonforfeitability of this Option and future Awards upon stockholder approval rather than upon consummation of such a Change of Control.

Signature of Participant
Date
Attachment: Annex A

ANNEX A

TO

THE ALLSTATE CORPORATION
2001 EQUITY INCENTIVE PLAN
OPTION AWARD AGREEMENT

    Further Terms and Conditions of Option.  It is understood and agreed that the Award of the Option evidenced by this Option Award Agreement to which this is annexed is subject to the following additional terms and conditions:

    1.  Exercise of Option.  To the extent vested and subject to Section 2 below, the Option may be exercised in whole or in part from time to time by delivery of written notice of exercise and payment to Stock Option Record Office, The Allstate Corporation, 2775 Sanders Road, Ste F5, Northbrook, Illinois 60062, unless the Company advises the Participant to send the notice and payment to a different address or a designated representative. Such notice and payment must be received not later than the Expiration Date, specifying the number of shares of Stock to be purchased. The minimum number of Shares to be purchased in a partial exercise shall be the lesser of 25 shares and the number of shares remaining unexercised under this Award. In the event that the Expiration Date falls on a day that is not a regular business day at the Company's executive offices in Northbrook, Illinois, such written notice must be delivered no later than the next regular business day following the Expiration Date.

    The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b), and/or (c).

    With respect to tax withholding required upon exercise of the Option, the Participant may elect to satisfy such withholding requirements in whole or in part, by having Stock with a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction withheld from the shares due upon Option exercise.

    2.  Termination of Employment.  Except as otherwise specifically provided in Section 4 of this Annex A with respect to vesting, in The Allstate Corporation Change of Control Severance Plan (to the extent such plan is applicable to the Participant) or in another written agreement with the Company to which the Participant is a party, if the Participant has a Termination of Employment, the following provisions shall apply:

       (i) if the Participant's Termination of Employment is on account of death or Disability, then the Option, to the extent not vested, shall vest, and the Option may be exercised, in whole or in part, by the Participant (or his personal representative, estate or transferee, as the case may be) at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the second anniversary of the date of such Termination of Employment;

      (ii) if the Participant's Termination of Employment is on account of Retirement at the Normal Retirement Date or Health Retirement Date, the Option to the extent it is not vested, shall continue to vest in accordance with its terms, and when vested, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

      (iii) if the Participant's Termination of Employment is on account of Retirement at the Early Retirement Date, any portion of the Option that is not vested shall be forfeited, and the Option, to the extent it is vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the fifth anniversary of the date of such Termination of Employment;

      (iv) if the Participant's Termination of Employment is for any other reason, any portion of the Option that is not vested shall be forfeited, and the Option, to the extent it is vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment; and

      (v) if (A) the Participant's Termination of Employment is for any reason other than death and (B) the Participant dies after such Termination of Employment but before the date the Option must be exercised as set forth in the preceding subsections, any portion of the Option that is not vested shall be forfeited and the Option, to the extent it is vested on the date of the Participant's death, may be exercised, in whole or in part, by the Participant's personal representative, estate or transferee, as the case may be, at any time on or before the earliest to occur of (x) the Expiration Date of the Option, (y) the second anniversary of the date of death and (z) the applicable anniversary of the Termination of Employment as set forth in subsections (i) through (iv) above.

    3.  Transferability of Options.  Except as set forth in this Section 3, the Option shall be exercisable during the Participant's lifetime only by the Participant, and may not be assigned or transferred other than by will or the laws of descent and distribution. The Option, to the extent vested, may be transferred by the Participant during his lifetime to any "Family Member", defined as any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or sibling, including adoptive relationships; a trust in which these persons have more than fifty (50) percent of the beneficial interest; a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests. A transfer of the Option pursuant to this Section 3 may only be effected by the

Company at the written request of a Participant and shall be effective only when recorded in the Company's record of outstanding Options. In the event an Option is transferred, any Reload Options associated with such transferred Option shall terminate. Such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and this Option Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place.

    4.  Change of Control.  (a) Except as otherwise specifically provided in The Allstate Corporation Change of Control Severance Plan (to the extent such plan is applicable to the Participant) or another written agreement with the Company to which the Participant is a party, the Option, to the extent not vested, shall vest (i) on the Change of Control Effective Date of a Change of Control, as defined in paragraphs (a), (b), (d) and (e) of the definition of Change of Control in Section 8, that is not a Merger of Equals, or (ii) on the Consummation Date of a Change of Control as defined in paragraph (c) of such definition of a Change of Control that is not a Merger of Equals or (iii) if applicable, on a later Merger of Equals Cessation Date, and the Option may be exercised in whole or in part, subject to the time periods for exercise set forth in Section 2 of this Annex A.

    (b) Notwithstanding the vesting provisions in Section 2, if a Participant has a Termination of Employment during the Post-Merger of Equals Period, which Termination of Employment is initiated by the Participant's employer for a reason other than Cause or Disability, then the Option, to the extent not vested, shall vest and the Option may be exercised, in whole or in part, subject to the time periods for exercise set forth in Section 2 of this Annex A.

    5.  Ratification of Actions.  By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, the Board or the Compensation and Succession Committee.

    6.  Notices.  Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to him at the address specified on this Option Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

    7.  Governing Law and Severability.  To the extent not preempted by Federal law, this Option Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Option Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Option Award Agreement, and this Option Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

    8.  Definitions.  In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

    "Allstate Incumbent Directors" means, determined as of any date by reference to any baseline date:

      (a) the members of the Board on the date of such determination who have been members of the Board since such baseline date, and

      (b) the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds (100% for purposes of paragraph (a) of the definition of "Merger of Equals") of the directors comprising the Allstate Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (1) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (2) a "tender offer" (as such terms is used in Section 14(d) of the Exchange Act), (3) a proposed Reorganization Transaction, or (4) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

    "Approved Passive Holder" means, as of any date, any Person that satisfies all of the following conditions:

      (a) as of such date, such Person is a 20% Owner, but is the Beneficial Owner of less than 30% of the then-outstanding Common Stock and of Voting Securities representing less than 30% of the combined voting power of all then-outstanding Voting Securities of the Company;

      (b) prior to becoming a 20% Owner, such Person has filed, and as of such date has not withdrawn, or made any subsequent filing or public statement inconsistent with, a statement with the Securities Exchange Commission ("SEC") pursuant to Section 13(g) of the Exchange Act that includes a certification by such person to the effect that such beneficial ownership does not have the purpose or effect of changing or influencing the control of the Company; and

      (c) prior to such Person's becoming a 20% Owner, at least two-thirds of the Allstate Incumbent Directors (such Allstate Incumbent Directors to be determined as of the Date of Grant as the baseline date) shall have voted in favor of a resolution adopted by the Board to the effect that: (1) the terms and conditions of such Person's investment in the Company will not have the effect of changing or influencing the control of the Company, and (2) notwithstanding clause (a) of the definition of "Change of Control," such Person's becoming a 20% Owner shall be treated as though it were a Merger of Equals for purposes of the Plan.

    "Beneficial Owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

    "Cause" means any of the events or conditions which constitute cause for immediate termination of employment of the Participant as provided from time to time in the applicable Human Resources Policy of the Company or one of its Subsidiaries.

    "Change of Control" means, except as provided at the end of this definition, the occurrence of any one or more of the following:

      (a) Any person (as such term is used in Rule 13d-5 of the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act")) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate of the Company or any employee benefit plan (or any related trust) of the Company or any of its Controlled Affiliates, becomes the Beneficial Owner of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company (such a person or group that is not a Similarly Owned Company (as defined below), a "20% Owner"), except that no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation (a "Similarly Owned Company") with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

      (b) Allstate Incumbent Directors (as determined using the Date of Grant as the baseline date) cease for any reason to constitute at least two-thirds of the directors of the Company then serving (provided, however, that this clause (b) shall be inapplicable during a Post-Merger of Equals Period); or

      (c) Approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing, a "Reorganization Transaction") that, based on information included in the proxy and other written materials distributed to the Company's stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction; provided, however, that if (1) the merger or other agreement between the parties to a Reorganization Transaction expires or is terminated after the date of such stockholder approval but prior to the consummation of such Reorganization Transaction (a "Reorganization Transaction Termination") or (2) immediately after the consummation of the Reorganization Transaction, such Reorganization Transaction does qualify as an Exempt Reorganization Transaction notwithstanding the fact that it was not expected to so qualify as of the date of such stockholder approval, then such stockholder approval shall not be deemed a Change of Control for purposes of any Termination of Employment as to which the Termination Date occurs on or after the date of the Reorganization Transaction Termination or the date of the consummation of the Exempt Reorganization Transaction, as applicable; or

      (d) The consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval; or

      (e) A 20% Owner who had qualified as an Approved Passive Holder ceases to qualify as such for any reason other than ceasing to be a 20% Owner (such cessation of Approved Passive Holder status to be considered for all purposes of the Plan (including the definition of "Change of Control Effective Date") a Change of Control distinct from and in addition to the Change of Control specified in clause (a) above).

  Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to a Participant if, in advance of such event, such Participant agrees in writing that such event shall not constitute a Change of Control.

    "Change of Control Effective Date" means the date on which a Change of Control first occurs while an Award is outstanding.

    "Consummation Date" means the date on which a Reorganization Transaction is consummated.

    "Controlled Affiliate" of a Person means any corporation, business trust, or limited liability company or partnership with respect to which such Person owns, directly or indirectly, Voting Securities representing more than 50% of the aggregate voting power of the then-outstanding Voting Securities.

    "Exempt Reorganization Transaction" means a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

    "Merger of Equals" means, as of any date, a transaction that, notwithstanding the fact that such transaction may also qualify as a Change of Control, satisfies all of the conditions set forth in paragraphs (a) or (b) below:

      (a) if such date is on or after the Consummation Date, a Reorganization Transaction in respect of which all of the following conditions are satisfied as of such date, or if such date is prior to the Consummation Date, a proposed Reorganization Transaction in respect of which the merger agreement or other documents (including the exhibits and annexes thereto) setting forth the terms and conditions of such Reorganization Transaction, as in effect on such date after giving effect to all amendments thereof or waivers thereunder, require that the following conditions be satisfied on and, where applicable, after the Consummation Date:

        (1) at least 50%, but not more than 70%, of the common stock of the surviving Corporation outstanding immediately after the consummation of the Reorganization Transaction, together with Voting Securities representing at least 50%, but not more than 70%, of the combined voting power of all Voting Securities of the Surviving Corporation outstanding immediately after such consummation shall be owned, directly or indirectly, by the persons who were the owners directly or indirectly of the common stock and Voting Securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the common stock and Voting Securities of the Company, respective; and

        (2) Allstate Incumbent Directors (determined as of such date using the date immediately preceding the Change of Control Effective Date as the baseline date) shall, throughout the period beginning on the

    Change of Control Effective Date and ending on the third anniversary of the Change of Control Effective Date, continue to constitute not less than 50% of the members of the Board; and

        (3) The person who was the CEO of the Company immediately prior to the Change of Control Effective Date shall serve as (x) the CEO of the Company throughout the period beginning on the Change of Control Effective Date and ending on the Consummation Date and (y) the CEO of the Surviving Corporation at all times during the period commencing on the Consummation Date and ending on the first anniversary of the Consummation Date;

provided, however, that a Reorganization Transaction that qualifies as a Merger of Equals shall cease to qualify as a Merger of Equals (a "Merger of Equals Cessation") and shall instead qualify as a Change of Control that is not a Merger of Equals from and after the first date during the Post-Change period (such date, the "Merger of Equals Cessation Date") as of which any one or more of the following shall occur for any reason:

           (i) if any condition of clause (1) of paragraph (a) of this definition shall for any reason not be satisfied immediately after the consummation of the Reorganization Transaction; or

          (ii) if as of the close of business on any date on or after the Change of Control Effective Date, any condition of clauses (2) or (3) of paragraph (a) of this definition shall not be satisfied; or

          (iii) if on any date prior to the first anniversary of the Consummation Date, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that the Company is seeking or intends to seek a replacement for the then-CEO of the Company, whether such replacement is to become effective before or after such first anniversary.

      (b) As of such date, each Person who is a 20% Owner qualifies as an Approved Passive Holder.

The Committee shall give all Participants written notice of any Merger of Equals Cessation and the applicable Merger of Equals Cessation Date as soon as practicable after the Merger of Equals Cessation Date.

    "Merger of Equals Cessation Date"—see the definition of "Merger of Equals".

    "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

    "Post-Change Period" means the period commencing on the Change of Control Effective Date and ending on the third anniversary of the Change of Control Effective Date.

    "Post-Merger of Equals Period" means the period commencing on a Change of Control Effective Date of a Change of Control that qualifies as a Merger of Equals and ending on the third anniversary of such Change of Control Effective Date or, if sooner, the Merger of Equals Cessation Date.

    "Reorganization Transaction"—see clause (c) of the definition of "Change of Control."

    "Reorganization Transaction Termination"—see clause (c) of the definition of "Change of Control."

    "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate Voting Power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

    "20% Owner"—see clause (a) of the definition of "Change of Control."

    "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.